UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________________

(Post-Effective Amendment No. 1)

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COLOMBIA ENERGY RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	87-0567033 (I.R.S. Employer Identification No.)

One Embarcadero Center, Suite 500, San Francisco, CA (Address of Principal Executive Offices)	94111 (ZIP Code)

COLOMBIA ENERGY RESOURCES, INC. 2010 EQUITY INCENTIVE PLAN AS AMENDED ON AUGUST 31, 2011

(Full title of the Plan)

Edward P. Mooney, Interim Chief Executive Officer

Colombia Energy Resources, Inc.

One Embarcadero Center, Suite 500

San Francisco, California 94111

(415) 460-1165

(Name and address of agent for service)

With copies to:

Ronald N. Vance

Attorney at Law

1656 Reunion Avenue, Suite 250

South Jordan, Utah 84095

(801) 446-8802

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No.1 to the Registration Statement on Form S-8 (File No. 333-178363) (the “Registration Statement”) is being filed by Colombia Energy Resources, Inc., a Delaware corporation (the “Registrant”), in order to terminate the effectiveness of the Registration Statement and to deregister, as of the effective date of this Post-Effective Amendment No. 1, all shares of the Common Stock, par value $0.001 per share, of the Registrant which remain unsold under the Registration Statement on the date hereof.

Following effectiveness of this Post-Effective Amendment No. 1, the Registrant intends to file a Form 15 to terminate its duty to file reports under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the San Francisco, California, on March 25, 2013.

COLOMBIA ENERGY RESOURCES, INC.

By:	/s/ Edward P. Mooney
Edward P. Mooney, Interim Chief Executive Officer (principal executive officer)

Pursuant to with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Edward P. Mooney	Interim Chief Executive Officer & Director	March 25, 2013
Name: Edward P. Mooney	(principal executive officer and principal financial and accounting officer)

/s/ Daniel F. Carlson	Director	March 22, 2013
Name: Daniel F. Carlson

3